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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of American Tower Corporation on Form S-3 of our report dated March 1, 2000, appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 18, 2000